UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2023

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

*(State or other jurisdiction of incorporation or organization)

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

The District Court of the State of Maryland has granted preliminary approval of the proposed settlement of shareholder derivative actions against certain current and former directors and officers of 2U, Inc. (the “Company”), captioned Lucey v. Paucek, et al., No. 1:20-cv-02424-GLR (D. Md.); Shumacher v. Paucek et al., No. 2020-1019-LWW (Del. Ch.); Theis v. Paucek, et al., No. 1:20-cv-3360-PAC (S.D.N.Y.); and Sebagh v. Paucek, et al., No. 1:22-cv-01205-CFC (D. Del.). A hearing is currently scheduled for September 7, 2023 to obtain final approval of the settlement. Final approval of the settlement will result in full resolution of these derivative actions pursuant to the settlement agreement, including dismissal of all asserted claims with prejudice and release of all claims against the defendants related to the allegations in those actions.

Pursuant to the Court’s order granting preliminary approval of the settlement, the Company is filing the Notice of Pendency and Proposed Settlement of Derivative Action (“Notice”) as an exhibit to this Form 8-K and posting the Notice on its website at www.investor.2u.com. This website address is included for reference only. The information contained on 2U’s website is not incorporated by reference into this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Notice of Pendency and Proposed Settlement of Derivative Action

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Paul S. Lalljie
Name:	Paul S. Lalljie
Title:	Chief Financial Officer

Date: July 27, 2023